UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: October 24, 2017

ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300 Houston, Texas, 77084
(Address of principal executive offices)

Registrant’s telephone number, including area code (281) 675-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒  Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into A Material Definitive Agreement.

On October 24, 2017 (the “Execution Date”), Rosehill Resources Inc. (the “Company”) and Rosehill Operating Company, LLC (the “Buyer”), a subsidiary of the Company, entered into a Purchase and Sale Agreement (the “PSA”) with Whitehorse Energy, LLC (“Whitehorse”), and its wholly-owned subsidiaries, Whitehorse Energy Delaware, LLC (“Whitehorse Energy”) and Whitehorse Delaware Operating, LLC (“Whitehorse Operating” and together with Whitehorse and Whitehorse Energy, the “Whitehorse Sellers”), Siltstone Resources II - Permian, LLC (“Siltstone II”), and Siltstone Resources II-B-Permian, LLC (“Siltstone II-B” and together with Whitehorse Sellers and Siltstone II, collectively, the “Sellers”). Pursuant to the PSA, Buyer agreed to acquire specified oil and gas wells, leases covering approximately 4,565 net acres and other associated assets and interests in the Delaware Basin (the “Acquisition”).

The consideration for the Acquisition will be approximately $77.6 million in cash (the “Purchase Price”), subject to customary purchase price adjustments, including, among other things, adjustments for certain title defects and environmental defects asserted prior to November 24, 2017. Subject to certain conditions under the PSA, Buyer shall acquire additional oil and gas leases located within a certain designated areas in the Delaware Basin (the “Designated Area”) from Sellers for additional consideration calculated on the same basis as the Purchase Price, up to $80 million in cash in the aggregate. Such additional oil and gas leases (subject to certain selection criteria set forth in the PSA) include all oil and gas leases owned by any Seller (or its affiliates) within the Designated Area as of the Execution Date but are not included in the initial 4,565 net acres being acquired and any oil and gas lease acquired by any Seller (or its affiliates) during the period starting on the Execution Date and ending 90 days after the Closing Date (the “Additional Interests”). The closing of the Acquisition, together with Buyer’s acquisition of any Additional Interest Sellers have title to as of November 15, 2017, is expected to occur on or about November 30, 2017 (the “Target Closing Date”), with the effective date to be the same as the Closing Date, and is subject to the satisfaction or waiver of certain customary closing conditions, including the material accuracy of the representations and warranties of Buyer and Sellers and performance of covenants. Buyer has the right to make a one-time election in writing no later than the Target Closing Date to extend the Target Closing Date to December 20, 2017 and Buyer is required to make an extension payment in connection with such election. Sellers have until 90 days after the Closing Date to notify Buyer of any Additional Interests that were not previously submitted to Buyer.  Upon such notification, Buyer will have 30 days to conduct title and environmental due diligence.  The conveyance of such Additional Interests will occur no later than 150 days after the Closing Date. In addition, Buyer has a preferential purchase right under the PSA to acquire any oil and gas lease owned by any Seller (or its affiliates) within a certain geological area but outside of the Designated Area at a price calculated on the same basis as the Purchase Price. The PSA contains other terms and conditions customary to transactions of this type. Subject to the right of Buyer to be indemnified for certain liabilities for a limited period of time and for breaches of representations, warranties and covenants, Buyer will assume substantially all post-Effective Time liabilities associated with the acquired properties.

The PSA may be terminated, subject to certain exceptions, (i) by mutual written consent of Buyer and Sellers, (ii) by either Buyer or Sellers if the closing of the Acquisition has not occurred on or before December 31, 2017, (iii) by Buyer or Sellers in the event of certain material breaches of the PSA by the other party that remain uncured for a period of thirty days after written notice of the breach, (iv) by Buyer in the event the Aggregate Defect Amount (as defined in the PSA) exceeds twenty percent (20%) of the unadjusted Purchase Price in the aggregate and (v) by Buyer if it has not been able to obtain financing on satisfactory terms as of the Target Closing Date. The Company is evaluating several potential sources of financing for the Acquisition, including preferred equity, debt or a combination thereof. The Company has no firm commitment for such financing and may not be able to obtain financing on desirable terms if at all.

On October 24, 2017, Buyer paid Sellers a deposit of $6 million (the “Deposit”) pursuant to the PSA. If the PSA is terminated under certain circumstances resulting from a breach of the PSA by Buyer or if Buyer terminates the PSA due to its inability to obtain financing on satisfactory terms by the Target Closing Date, Sellers will be entitled to retain the Deposit as liquidated damages, which constitutes their sole and exclusive remedy for such termination. Alternatively, if the PSA is terminated under certain circumstances resulting from a breach of the PSA by any Seller, Buyer will be entitled, in addition to legal and equitable remedies (including seeking damages from Sellers or seeking specific performance of the PSA), to receive a return of the Deposit.

The foregoing description of the PSA and the transactions contemplated thereby is only a summary and does not purport to be complete.

Item 7.01 Regulation FD Disclosure.

On October 30, 2017, the Company issued a press release announcing the execution of the PSA. A copy of the press release is furnished as Exhibit 99.1 hereto. The Company has also made available on its website www.rosehillres.com a presentation relating the Acquisition. A copy of the presentation is furnished as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included or incorporated into this communication, regarding our opportunities in the Delaware Basin, our strategy, future operations, financial position, estimated results of operations, future earnings, future capital spending plans, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, its ability to consummate the proposed acquisition, its ability to obtain acquisition financing on desirable terms, if at all, the risk that conditions to closing of the proposed acquisition may not be satisfied or that the closing otherwise does not occur, the diversion of management’s time on acquisition-related matters, the ultimate timing, outcome and results of integrating the acquired assets into its business and its ability to realize the anticipated benefits, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks and uncertainties discussed under Risk Factors in the Company’s Registration Statement on Form S-3, as amended, filed with the SEC on June 14, 2017, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Document
99.1	Press Release, dated October 30, 2017
99.2	Presentation, dated October 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.
Dated: October 30, 2017

	By:	/s/ J. A. Townsend
Name: J. A. Townsend
Title: Chief Financial Officer

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